UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2026

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520	Minneapolis	Minnesota	55435
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:	(952) 835-1874
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
(d)
On August 5, 2026, the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) elected Joseph B. Hayek, age 54, to serve as a Class II director, with a term expiring at the Company’s 2027 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The Board also elected Suresh Krishna, age 57, to serve as a Class III director, with a term expiring at the Company’s 2028 Annual Meeting of Shareholders and until his successor is duly elected and qualified. The Board determined that each of Mr. Hayek and Mr. Krishna is independent under the applicable listing standards of The Nasdaq Stock Market LLC and the Company’s director independence standards.
The Board has not yet determined committee assignments for Mr. Hayek or Mr. Krishna. The Company will disclose any committee appointments requiring disclosure under applicable Securities and Exchange Commission rules by amendment to this Current Report on Form 8-K.
Mr. Hayek has served as President and Chief Executive Officer of Worthington Enterprises, Inc. since November 2024. Prior to that role, he served as Chief Financial and Operating Officer of Worthington Enterprises following the December 2023 separation of Worthington Industries, Inc. into Worthington Enterprises and Worthington Steel. From 2018 through 2023, Mr. Hayek served as Vice President and Chief Financial Officer of Worthington Industries. Mr. Hayek is a member of the board of Catholic Social Services.
Mr. Krishna has served as President and Chief Executive Officer of Proto Labs, Inc. since May 2025. Prior to joining Proto Labs, Mr. Krishna served as President and Chief Executive Officer of Northern Tool + Equipment from 2020 through 2024. From 2016 through 2020, he served as Senior Vice President and Chief Operations and Supply Chain Officer of Sleep Number Corporation. Prior thereto, Mr. Krishna held various leadership positions with Polaris Industries, including Vice President, Europe, Middle East & Africa from 2014 through 2016 and Vice President, Global Operations & Integration from 2010 through 2014. In January 2025, Mr. Krishna was elected to the Board of Directors of Oppidan Investment Company. He also serves on the Board of Directors of the National Association of Manufacturers, the Global Advisory Board of the Kellogg School of Management at Northwestern University, and the Board of Advisors of the Carlson School of Management at the University of Minnesota.
There are no arrangements or understandings between either Mr. Hayek or Mr. Krishna and any other person pursuant to which either was elected as a director of the Company. There are no transactions involving either Mr. Hayek or Mr. Krishna that would require disclosure under Item 404(a) of Regulation S‑K, and neither Mr. Hayek nor Mr. Krishna has any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.
As non-employee directors, Mr. Hayek and Mr. Krishna will participate in the Company’s non-employee director compensation program. Each will receive the annual cash retainer currently payable to non-employee directors, which is $75,000 per year. In connection with their election to the Board, each of Mr. Hayek and Mr. Krishna received a time-based restricted stock award of 2,454 shares of the Company’s common stock. Each award vests in three equal annual installments on the first three anniversaries of the grant date, subject to the director’s continued service through each vesting date. The closing price of the Company’s common stock on The Nasdaq Stock Market on August 5, 2026 was $42.96 per share. In addition, Mr. Hayek and Mr. Krishna will be eligible to participate in the Company’s Deferred Compensation Plan for Non-Employee Directors and Charitable Matching Contributions Program for Non-Employee Directors, each as described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement for its 2026 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on May 12, 2026.
A copy of the Company’s press release announcing the election of Mr. Hayek and Mr. Krishna to the Board is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing Mr. Hayek’s election is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
99.1	Press Release issued by Apogee Enterprises, Inc. dated August 5, 2026**
104	Cover Page interactive Data file (embedded within the Inline XBRL document).

**	Furnished herewith
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.
		By:	/s/Bryan A. Welp
Bryan A. Welp Vice President, General Counsel and Secretary
Date:	August 5, 2026

EXHIBIT 99.1

apogee
enterprises, inc.

Press Release

FOR RELEASE: August 5, 2026

Joseph B. Hayek and Suresh Krishna Join Apogee Enterprises' Board of Directors

MINNEAPOLIS, MN, August 5, 2026 – Apogee Enterprises, Inc. (Nasdaq: APOG), a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications, announced today that its Board of Directors has elected Joseph B. Hayek, President and Chief Executive Officer of Worthington Enterprises, Inc., and Suresh Krishna, President and Chief Executive Officer of Proto Labs, Inc., as independent directors, effective August 5, 2026. The appointments expand the Board from six to eight directors.

"The Board regularly evaluates the mix of skills, experience and perspectives needed to support Apogee's long-term strategy," said Mark Pompa, Lead Director of Apogee. "Following a comprehensive search, we are delighted to welcome Joe and Suresh, whose leadership and operating experience complement the Board's existing strengths and position us well for the future."

"We are pleased to welcome Joe and Suresh to Apogee's Board of Directors," said Don Nolan, Chief Executive Officer and Executive Chair of Apogee. "Combined, Joe and Suresh bring extensive public company CEO experience, along with deep expertise spanning operations, manufacturing, supply chain and technology. Their leadership experience and strategic perspectives will further strengthen our Board as we continue to execute our strategy, serve our customers and create long-term value for our shareholders."

Mr. Hayek has served as President and Chief Executive Officer of Worthington Enterprises, Inc. since November 2024. Previously, he served as Chief Financial and Operating Officer of Worthington Enterprises following the December 2023 separation of Worthington Industries into Worthington Enterprises and Worthington Steel. From 2018 through 2023, Mr. Hayek served as Vice President and Chief Financial Officer of Worthington Industries, where he helped lead the development and execution of the company's strategic separation and other growth initiatives.

Earlier in his career at Worthington, Mr. Hayek served as Vice President and General Manager of the company's oil and gas equipment business and as Vice President of Mergers & Acquisitions and Corporate Development. Before joining Worthington, he was President of PCM/Sarcom and held executive leadership positions in corporate development and investor relations. Prior to PCM, he worked in investment banking with Raymond James and Wachovia.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.
Page 2

Mr. Hayek is a member of the board of Catholic Social Services. He previously served on the board of trustees of the Community Shelter Board. Mr. Hayek earned a bachelor's degree from Miami University and an MBA from Duke University, where he was named a Rollins Scholar.

Earlier in his career, Mr. Krishna held various leadership positions with Polaris Industries, including Vice President, Europe, Middle East & Africa and Vice President, Global Operations & Integration.

Mr. Krishna currently serves on the Boards of Directors of Oppidan Investment Company and the National Association of Manufacturers and on the Global Advisory Board of the Kellogg School of Management at Northwestern University and the Board of Advisors of the Carlson School of Management at the University of Minnesota. Mr. Krishna earned a bachelor's degree in mechanical engineering from the National Institute of Technology in India and an MBA from the Kellogg School of Management at Northwestern University.

About Apogee Enterprises, Inc.

Apogee Enterprises, Inc. (Nasdaq: APOG) is a leading provider of architectural building products and services, as well as high-performance coated materials used in a variety of applications. Headquartered in Minneapolis, MN, our portfolio of industry-leading products and services includes architectural glass, windows, curtainwall, storefront and entrance systems, integrated project management and installation services, and high-performance coatings that provide protection, innovative design, and enhanced performance. For more information, visit www.apog.com.

Contact:

Jeremy Steffan

Vice President, Investor Relations & Communications

952.346.3502

ir@apog.com

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com